SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. __)

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Jeffersonville Bancorp
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748

March 23, 2007

Dear Stockholders:

You are cordially invited to attend the Jeffersonville Bancorp Annual meeting, to be held on April 24, 2007 at 3:00 p.m. at Town of Callicoon Town Hall, Legion Street, Jeffersonville, New York 12748, and any adjournment thereof.

At the meeting you will be asked: (a) to elect three directors to the Board of Directors of the Company for three-year terms; (b) to ratify Beard Miller Company LLP as independent auditors for the Company for the year ending December 31, 2007; and (c) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors unanimously recommends that you vote “For” the election of all of the Board’s nominees for election as directors and for the ratification of Beard Miller Company LLP as the independent auditors for the Company. We encourage you to read the accompanying Proxy Statement, which provides information regarding Jeffersonville Bancorp and the matters to be voted on at the Annual Meeting. Also enclosed is our 2006 Annual Report on Form 10-K.

It is important that your shares be represented at the Annual Meeting. In order to make sure that your vote is represented at the Annual Meeting, indicate your vote on the enclosed proxy form and sign, date and return it in the enclosed envelope. If you attend the Annual Meeting and prefer to vote in person, you may do so. You may also revoke your proxy at the Annual Meeting and vote in person

Sincerely,

Arthur E. Keesler Chairman

JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 24, 2007

To the Stockholders of Jeffersonville Bancorp:

Notice is hereby given that the Annual Meeting of the Stockholders of Jeffersonville Bancorp (the “Company”) will be held at the Town of Callicoon Town Hall, Legion Street, Jeffersonville, New York 12748 at 3:00 p.m. on April 24, 2007 for the following purposes:

(1) To elect three directors to the Board of Directors to serve for three-year terms (Proposal 1);

(2) To ratify the appointment of Beard Miller Company LLP as independent auditors for the Company for its year ending December 31, 2007 (Proposal 2); and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only those holders of record of common stock of the Company, par value $0.50 per share (the “Common Stock”), at the close of business on March 16, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. This Proxy Statement was first mailed to stockholders on or about March 23, 2007.

You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy in the enclosed, self-addressed stamped envelope. You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed later-dated proxy or by voting in person at the meeting.

By Order of the Board of Directors
Arthur E. Keesler Chairman

Jeffersonville, New York
March 23, 2007

JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2007

JEFFERSONVILLE BANCORP

The Company was organized as a New York company on January 12, 1982 for the purpose of becoming a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Effective June 30, 1982, the Company became the registered bank holding company for the First National Bank of Jeffersonville (the “Bank”), which was chartered in 1913 and organized under the National Banking Laws of the United States.

The Company does not pay any separate compensation to its directors or officers and the compensation payments and benefit plans described in this proxy are paid by the Bank. The same individuals serve on the Board of Directors of both the Company and the Bank.

NEW BUSINESS

At the Annual Meeting , only such new business shall be conducted and only proposals with respect to such new business shall be considered or acted upon, as shall have been brought before such meeting by or at the direction of the Board of Directors or by any stockholder of the Company who gives timely notice in writing to the Secretary of the Company as set forth in Section 2.13 of the Company’s Bylaws. For new business to be properly brought before the Annual Meeting by a stockholder, the stockholder must deliver notice to, or notice must be mailed and received at, the Company’s principal executive office not less than 120 calendar days in advance of the date the Company’s proxy statement is sent to stockholders in connection with the previous year’s annual meeting of stockholders (i.e., November 24, 2006). No such notice has been received.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for determining the qualification of and nominating persons for election to the board of directors, including (if applicable) shareholder nominations that comply with the notice procedures set forth in the Company’s Bylaws. The Board of Directors believes that it should be comprised of Directors who possess the highest personal and professional ethics, integrity, and values, and who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long-term interests of the shareholders. When seeking candidates for Director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent Directors, management or others. The committee also has the authority to retain any search firm to assist in the identification of director candidates.

The Company’s Bylaws also permit shareholders eligible to vote at the annual meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 120 calendar days in advance of the date of the corporation’s proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders (November 24, 2006). No such nominations were received.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement was first mailed to stockholders on or about March 23, 2007. Only holders of record of Common Stock at the close of business on March 16, 2007, are entitled to notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof. On the record date, there were 1,413 holders of record of the 4,284,818 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. The Company’s bylaws allow for cumulative voting for directors. Under New York corporate law, directors are elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election (in person or represented by proxy) at the Annual Meeting and entitled to vote on the matter. Unless otherwise required by law or the Company’s Certificate of Incorporation, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting, whether in person or by proxy, and entitled to vote on the matter.

The record holders the Common Stock are entitled to one vote in person or by proxy in respect to each such share on each matter to come before the Annual Meeting. Cumulative voting for directors, however, allows a stockholder to cumulate his or her votes for one or more of the nominees, meaning that his or her votes may be cast for one or more of the nominees. For example, if a stockholder held one share of Common Stock, the stockholder would have three votes. He or she could cast those three votes of one of the directors, cast two votes for one directors and one vote for another, or cast one vote for each of the three nominees.

Each proxy, unless the stockholder otherwise indicates therein, will be voted “FOR” each of the election of the three persons named in the Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors and “FOR” the ratification of Beard Miller Company LLP as independent auditors. In each case where the stockholder appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specification. Stockholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but the Board does not know of any such other matters of business.

Any stockholder of record has the power to revoke his or her proxy at any time, insofar as it has not been exercised, by written notice of revocation, or by submitting a subsequently dated proxy to Charles E. Burnett at the Company, P.O. Box 398, Jeffersonville, New York 12748, or by oral revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting. Attendance at the meeting will not by itself revoke a proxy.

Abstentions and broker non-votes will be treated as shares that are present or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast at the Annual Meeting. Abstentions will be treated as no votes in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

The cost of solicitation of proxies will be borne by the Company. Solicitation of proxies may be made in person or by mail, or telephone by directors, officers and other employees of the Company, without additional compensation.. The Company has retained American Stock Transfer and Trust Company to assist in the mailing of proxies and the Company will reimburse AST for the mailing costs and for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock.

ELECTION OF DIRECTORS
(Proposal 1)

The Board of Directors currently consists of 9 members. The Board is divided into three classes (I, II, III), and each director serves a three-year term. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. If the term of office for the Class in which a director is elected expires prior to the director’s third year in service, the director will stand for reelection with the other Class members for a full three-year term. One class of directors is to be elected annually. Presently, all directors of the Company also are directors of the Company’s wholly owned subsidiary, The First National Bank of Jeffersonville (the “Bank”).

The terms of office for the Class III directors expires at the Annual Meeting. The Board of Directors has nominated the following members of Class III to stand for election as directors for an additional three-year term: Douglas A. Heinle, Kenneth C. Klein, and James F. Roche. There are no stockholder nominees for Class III directors. All nominees are currently members of the Board.

Information as to Nominees and Other Directors

The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Jeffersonville Bancorp. Also set forth is certain other information with respect to each such person’s age at December 31, 2006, the periods during which such person has served as a director of Jeffersonville Bancorp and positions currently held with Jeffersonville Bancorp and the Bank.

				Positions Held with
Director Nominees	Age at			Jeffersonville Bancorp
for a Three-Year Term:	December 31, 2006	Director Since	Expiration of Term	and the Bank

Douglas A. Heinle	77	1982	2007	Director

Kenneth C. Klein	46	2000	2007	Director

James F. Roche	73	1982	2007	Director

				Positions Held with
	Age at			Jeffersonville Bancorp
Continuing Directors:	December 31, 2006	Director Since	Expiration of Term	and the Bank

John K. Gempler	64	1982	2008	Corporate Secretary and Director

Edward T. Sykes	62	1982	2008	Director

John W. Galligan	70	1982	2009	Director

Arthur E. Keesler	75	1985	2009	Chairman and Director

Raymond Walter	60	1994	2009	President of the Company,
				Director and President and
				Chief Executive Officer
				of the Bank

Earle A. Wilde	78	1982	2009	Director

John W. Galligan is a land surveyor with the John W. Galligan Company.

John K. Gempler is the manager of Callicoon Cooperative Insurance Company.

Douglas A. Heinle is a retired Postmaster of the U.S. Postal Service.

Arthur E. Keesler is the chairman of Jeffersonville Bancorp. He is also the chairman of the board of directors of The First National Bank of Jeffersonville. Mr. Keesler retired as president and chairman of The First National Bank of Jeffersonville in 1994.

Kenneth C. Klein is an attorney with his own practice.

James F. Roche is a principal of Roche’s Garage, Inc., an automobile dealer. He is also a principal of Roche Lease Corp and Arden Enterprises.

Edward T. Sykes retired as president of Mike Preis Inc., an insurance brokerage firm. And Chairman of the Board of Southern Tier Title Agency LLC.

Raymond Walter is the president of Jeffersonville Bancorp. He is also the president and chief executive officer of The First National Bank of Jeffersonville, a position he has held since February 1994. Mr. Walter joined the Bank in December 1973.

Earle A. Wilde is retired from the Cornell Cooperative Extension Service.

It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board believes that the nominees will stand for election and knows of no reason why any nominee might be unable to serve if elected.

Required Vote

Directors will be elected by a plurality of the shares present, either in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter. Stockholders are permitted to cumulate their votes for directors. Cumulative voting for directors allows a stockholder to cumulate his or her votes for one or more of the nominees, meaning that his or her votes may be cast for one or more of the nominees. For example, if a stockholder held one share of Common Stock, the stockholder would have three votes. He or she could cast those three votes for one of the directors, cast two votes for one director and one vote for another, or cast one vote for each of the three nominees.

Your appointed proxies will vote your shares “For” the each of the three nominees unless you instruct otherwise in the proxy form.

The Board of Directors recommends that shareholders vote “For” the approval of each of the three nominees to the Board of Directors.

CORPORATE GOVERNANCE

General

The business and affairs of the Company are managed under the direction of the Board of Directors. Member of the Board are kept informed of the Company’s business through discussions with the executive officers of the Company and the Bank, by reviewing materials provided to them and by participating in meetings and strategic planning sessions for the Board and its committees.

Director Independence

The Board of Directors has determined that a majority of its nine members meet the standards of independence set forth by the NASDAQ Stock Market. All Directors are independent excluding Messrs. Gempler, Keesler, Klein and Walter, Messrs Gempler, Keesler, and Walter are not considered independent because they are executive officers of the Company and the Bank. Mr. Klein is Bank counsel and is therefore not considered independent.

Code of Ethics

The Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors. A copy of the code of ethics is available on our website at: www.jeffbank.com.

You can also obtain a printed copy of our code of ethics, without charge, by contacting us at the following address:

Jeffersonville Bancorp, Inc.
4866 State Route 52, PO Box 398
Jeffersonville, New York 12748
Attn: Raymond Walter

Board Meetings and Committees

The Board of Directors has an Audit Committee. Its members in 2006 were Messrs. Wilde (Chairman), Roche and Sykes on December 31, 2006. The function of the Audit Committee is to institute, oversee and assist the internal and external auditors of the Company and the Bank. The Audit Committee had five regularly scheduled meetings during 2006. Each of the members of the Audit Committee meets the independence requirements of the rules of the NASDAQ listing standards and applicable rules and regulations of the Securities and Exchange Commission. The Board of Directors does not have an “audit committee financial expert” (as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC) serving on its audit committee. The Company has determined that, while its current audit committee members do not meet the definition as provided in the SEC’s regulations, each member has sufficient experience and expertise to fulfill their responsibilities to the Board and the stockholders.

The Board of Directors has a Nominating and Corporate Governance Committee. The members are Messrs. Galligan (Chairman), Heinle, and Wilde. The committee had two meetings in 2006. All members of the Nominating and Corporate Governance Committee are independent for purposes of NASDAQ Rule 4200. The committee acts pursuant to a written charter adopted by the Board, a copy of which is attached hereto as Appendix A.

The Board of Directors has a standing Compensation Committee on which board membership is rotated annually. It was composed of Messrs. Roche (Chairman), Sykes and Galligan in 2006. The function of the Compensation Committee is to review the compensation and benefits of the directors, officers and executive officers of the Company. The Compensation Committee had two regularly scheduled meetings during 2006. All members of the Compensation Committee are independent for purposes of NASDAQ Rule 4200. The Compensation Committee has not yet adopted a charter.

The Board of Directors of the Bank has a standing Loan Committee on which board membership is rotated monthly. It was composed of Messrs. Walter (Chairman), Heinle, Keesler, and Roche in 2006. The function of this committee is to review loan applications for new credit extensions. The Loan Committee had 24 scheduled meetings during 2006.

The Strategic Planning and Electronic Data Processing Committee of the Board of Directors of the Bank is also rotated annually. It was composed of Messrs. Gempler (Chairman), Keesler, Walter and McKean in 2006. The function of this committee is to look ahead to prepare for future trends and changes. The membership of this committee also serves as the Data Processing Committee reviewing future changes and enhancements in the Bank’s data processing applications. This committee had four meetings during 2006.

The Board of Directors of the Bank has a standing Asset Liability Committee/Compliance Committee on which membership is rotated annually. It was composed of Messrs. Keesler (Chairman), Klein, Heinle and Wilde in 2006. In addition the Compliance Officer and CFO regularly attend. The Compliance Committee had four regularly scheduled meetings in 2006. The function of the Compliance Committee is to assist and oversee the compliance program, and has the responsibility for investments and interest rate risk. The Asset Liability Committee/Compliance Committee and had four regularly scheduled meetings in 2006.

The Company had 13 regularly scheduled Board meetings and one special meeting during 2006. Each director has attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served. While the Company does not have any written policy with regard to Board member’s attendance at the annual meeting of stockholders, Board members are expected to attend the annual meeting. Last year, all of the individuals then serving as directors attended the annual meeting

Stockholder Communication with Directors

The Corporation’s stockholders who want to communicate with the Board of Directors or any individual Director can write to:

Jeffersonville Bancorp, Inc.
P.O. Box 398
Jeffersonville, New York 12748
Attn: Raymond Walter

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the full Board.

Compensation of Directors

The Bank pays members of its Board of Directors a fee of $800 per meeting of the Board attended, with two absences per year also paid and $500 per meeting attended for members who serve on each of the Audit Committee, Compensation Committee, Strategic Planning Committee, Asset Liability Committee/Compliance Committee and Loan Committee. Mr. Walter and Mr. Keesler do not receive Loan Committee fees. The Chairman of the Board is paid a $60,000 annual fee in addition to regular meeting fees. The Board Secretary is paid $800 per meeting in addition to regular Board meeting fees. The Company pays no honorariums to its Board of Directors.

Director Compensation Plan

Effective as of February 21, 2003, the Bank adopted the Director Consultation Plan to secure the ongoing services of certain directors of the Bank upon their retirement as a director of the Bank. The Director Consultation Plan is administered by the Board of Directors of the Bank. The participants in the Director Consultation Plan is limited to Douglas Heinle, Solomon Katzoff, Gilbert Weiss, and Earle Wilde. Under the Director Consultation Plan each participating director, upon retirement will become a participant in the Director Consultation Plan and will receive an annual sum equal to eighty percent of the average annual cash fees the director received as a director of the Bank during the three calendar years preceding the date the director retired as a director of the Bank. The payments will be made in monthly installments. To qualify for payments under the Director Consultation Plan, the former director, in his status as an independent contractor and consultant, must perform designated services for the Bank including providing advice and comprehensive input on strategic and operational issues and policies as requested by the Bank. The director’s term as consultant will begin on the date of termination of services as a director of the Bank and continue until the earlier of: 1) death; 2) resignation by the former director as a consultant; or 3) determination by the Board of Directors that the former director has not adequately fulfilled his service requirements to the Bank as a consultant. This plan is currently applicable to Messrs. Gilbert Weiss and Solomon Katzoff, who continue to serve the Bank as consultants and Directors Emeriti.

Director Retirement Plan

Effective on March 11, 2003, the Board of Directors of the Bank established the Director Retirement Plan to provide retirement benefits to directors who have contributed to the growth and success of the Bank. Under the Director Retirement Plan, which is administered by the Board of Directors of the Bank, each participating director will be paid an annual retirement benefit in monthly installments commencing on the first business day of the month following his retirement date and continuing for the life of the former director. However, no benefit will be payable under the Director Retirement Plan to an individual who is removed as a director of the Bank for cause. In the event a director participating in the Director Retirement Plan dies after his retirement date, all benefits payable under the Director Retirement Plan will cease after the payment coinciding with the month in which the former director’s death occurs and the former director’s beneficiaries will have no right to any further benefits under the Director Retirement Plan. No benefits will be paid under the Director Retirement Plan to beneficiaries of a participating director who dies prior to his retirement date from the Board or who dies prior to the date the director’s retirement benefit would commence. In the event of a change of control of the Bank, each participating director will be deemed to have terminated service at the age of seventy-five, without regard to his actual age, and thereafter, the former director will be entitled to receive an annual retirement benefit payable under the Director Retirement Plan. The Director Retirement Plan is an unfunded arrangement and does not relate to any specific funds of the Bank.

The payments of benefits under the Director Retirement Plan will be made from the general assets of the Bank and the participant will have only the rights of an unsecured creditor of the Bank with respect to those payments. The Bank will have the right, in its sole discretion, to provide for the funding of payments required to be made through a trust or otherwise. In the event of a merger, consolidation or acquisition where the Bank or its parent holding company is not a surviving entity of the agreement, the Director Retirement Plan will continue and will be in full force and effect. For purposes of the Director Retirement Plan, the annual retirement benefit is equal to an amount equal to eighty percent of the average annual cash compensation received by the participating director for services provided to the Company and the Bank during the three calendar years preceding the retirement date, provided that in no event shall an annual retirement benefit exceed $40,000 under the Director Retirement Plan. Termination for cause under the Director Retirement Plan means the termination of service as a director because of the participating director’s personal dishonesty, incompetence or willful violation of any law. The participants in the Director Retirement Plan shall be John Galligan, John Gempler, Arthur Keesler, James Roche, Edward Sykes, Kenneth Klein, and Raymond Walter. This plan is currently applicable to Messr. Gibson McKean who retired in December of 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information for the executive officers of the Company and the Bank. The Company and the Bank have no employment agreements with the executive officers.

	Age at
Name	December 31, 2006	Positions Held with the Company and the Bank

Arthur E. Keesler	75	Chairman of Board of the Company, Chairman of the Board of
		Directors of the Bank and Director

Raymond Walter	60	President and Chief Executive Officer of the Company,
		President and Chief Executive Officer of the Bank and Director

John K. Gempler	64	Corporate Secretary of the Company and Director

Wayne V. Zanetti	57	Vice President of the Company, Senior Vice President
		and Chief Operating Officer of the Bank

Charles E. Burnett	58	Chief Financial Officer and Treasurer of the Company,
		Senior Vice President and Chief Financial Officer of the Bank

Information concerning the principal occupation of Messrs. Gempler, Kessler and Walter may be found under “Election of Directors--Continuing Directors.” Information concerning the principal occupation of Mr. Burnett and Mr. Zanetti during at least the last five years is set forth below.

Wayne V. Zanetti is Executive Vice President and the Chief Operating Officer of The First National Bank of Jeffersonville, a position he has held since March 2006. He was previously the Operations Division Manager of the Bank. Mr. Zanetti is also a Vice President of Jeffersonville Bancorp effective April 2003. Mr. Zanetti joined the Bank in March 1999.

Charles E. Burnett is a Senior Vice President and the Chief Financial Officer of The First National Bank of Jeffersonville, a position he has held since March 2000. He was previously the Controller of the Bank. Mr. Burnett is also the Chief Financial Officer and Treasurer of Jeffersonville Bancorp effective April 2003. Mr. Burnett joined the Bank in January 1995.

No director or executive officer sits on the board of directors of any company with a class of securities registered with the Securities and Exchanges Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15 (d) of such act, or any company registered under the Investment Company Act of 1940, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its common stock to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to the Company’s directors, officers and of more than 10% owners were complied with on a timely basis, except eight separate transactions by Mr. Zanetti which were not reported timely.

Transactions with Management

In the ordinary course of its banking business, the Bank has made and anticipates it will continue to make loans to its directors and executive officers and related parties or entities. It is the belief of management that these loans are made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers, and do not involve more than the normal risk of collectability or other unfavorable features.

Report of the Compensation Committee

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement, and the Board has approved that recommendation.

COMPENSATION COMMITTEE Edward T. Sykes (Chairman) John Gempler James F. Roche

Compensation Discussion and Analysis

General. The Board’s Compensation Committee establishes policies relating to the compensation of employees, officers and executive officers of the Company and the Bank. All decisions by the Compensation Committee are ratified by the full Board of Directors. Through its wholly owned subsidiary the Bank, the Company provides a base compensation package to all of its employees, officers and executive officers which is supplemented with various benefit plans. The objectives of the compensation program are to attract and retain a qualified workforce from the Sullivan County region. Special incentives have been instituted to reward individuals for performance and length of service as well as to provide an up-to-date competitive (comprehensive) package needed to retain trained and quality individuals. Several of the incentive programs used to retain quality employees are in-house job announcements and promotion opportunities, performance based rewards, and long-term benefits. Individuals are rewarded for performance and experience, and they are provided with opportunities to progress within the organization. Comprehensive compensation packages are offered along all steps of the way to insure that the Bank retains trained and qualified individuals.

All full time employees receive an annual evaluation. As a result of this process, their base compensation is adjusted on an annual basis. In addition, if the Company experiences a successful financial performance for the year, employees and middle management are evaluated by senior management who will recommend profit sharing bonuses, which then are approved by the Company’s compensation committee. The CEO is evaluated by the members of the Compensation Committee. The senior management is evaluated by the CEO and his recommendations are presented to and reviewed by the Compensation Committee. The committee recommendations are then presented to the full Board for discussion and approval. The bonuses typically range from 7% to 13% of annual compensation for employees and 7% to 15% of annual compensation for middle management, and up to 20% for executives.

Base Compensation and Profit Sharing of Executive Officers. Compensation levels for officers and executive officers from March 1, 2006 through February 28, 2007 were fixed by the Board of Directors based on recommendations of the Committee. The base compensation paid to the executive officers in 2006 was, on the average, approximately 7% above that paid in 2005.

The compensation recommended and approved for executive officers is intended to further the earnings and financial strength of the Company through the focus of attention on efficient and productive operations in an increasingly competitive environment. In making its recommendations for executive officer base compensation, including that for the Chief Executive Officer of the Bank, the Compensation Committee considers a number of factors, including an appraisal of the officer’s performance, the earnings performance of the Company, and information supplied by a regionally recognized compensation consulting firm.

The base compensation of the Chief Executive Officer of the Bank, Raymond Walter, was increased in 2006 by $14,404 over 2005 and following a base increase from 2004 to 2005 of $13,572.

The Committee based its recommendation largely on Mr. Walter’s performance as President of the Bank in 2005-2006, as well as past performance, and the Committee believes he has shown the ability to effectively lead the Company and respond to a challenging and changing business environment.

Each of the named executive officers was paid a profit sharing for the 2004-2006 period. The average profit sharing for Mr. Walter was 20% during this period and for Messrs. Zanetti and Burnett was 17%. The Compensation Committee has set maximum percentage guidelines for the payment of profit sharing to executive officers. The Committee determines the profit sharing award based upon the evaluations of the executive officers and the business performance of the Company.

Benefits. Benefits offered in the Bank’s package includes an array of insurance policies, paid leave and retirement programs. Insurance offerings include medical, dental, life and disability insurance. The medical and dental programs are Bank subsidized, and the life and disability insurance premiums are fully paid. Vacation, holiday, and sick and personal time constitute the Bank’s paid leave program. The Bank offers a participatory 401(k) plan and a paid pension plan to round out its benefit package. These benefits generally are available to all full time employees. The qualified 401(k) plan permits tax-deferred employee contributions up to 75% of salary and provides for matching contributions by the Company. In 2006, the Company matched 100% of employee contributions up to 4% of the employee’s salary and 25% of the next 2% of the employee’s contributions.

Benefits for length of service include 401(k), a defined benefit pension plan, vacation and disability benefits. Both the 401(k) and pension plans have vesting periods of five years. Short-term disability benefits increase incrementally with each two years of service up to a maximum benefit attained after 12 years of service. Vacation benefits increase incrementally with each ten years of service up to a maximum benefit of four-weeks paid leave.

With 133 employees employed at various levels and functions, the Bank offers a variety of opportunities for individual growth and advancement. Many jobs are filled from within or through contacts made by our employees. The human resources personnel along with the Bank’s Compensation Committee review third party provided data for rating individual jobs for the banking industry. All positions have factors built in, such as: authority, decision-making skills, analytical / problem solving, interpersonal relations, requisite skills, public contact, mental / physical effort along with others. These factors are weighted in order to place the position in the organization, and also as guidelines for rating individual performance. The Company provides all employees with a comprehensive Employee Career Handbook to provide guidelines as to the Bank’s general rules and policies.

Short Term Incentive Plan  The Bank’s Profit Sharing Plan is a cash-based, pay-for-performance annual incentive plan that applies to all employees, full-time and part-time included, in the Bank and if approved, is payable in December.

Long Term Incentive Plan The Bank provides vacation leave and company paid short-term disability insurance based on years of service for all employees, full-time and part-time included.

Officers, due to Banking Regulations, are required to take two consecutive weeks vacation. As such, these Officers are allowed an additional one week’s vacation above the service based program, to a maximum of four weeks annual paid leave. Other programs include retirement packages which include 401(k), pension and post-retirement plans for medical and dental.

The following chart summaries certain aspects of the Company’s short and long-terms incentive plans:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees

Profit Sharing (1)	✓	✓	✓
Medical / Dental / Vision	✓	✓	✓
Life and Disability Insurance (2)	✓	✓	✓
BOLI (2)	✓	✓	Not Offered
401(k) (3)	✓	✓	✓
Pension (4)	✓	✓	✓
Postretirement Benefits (5)	✓	✓	✓
SERP (6)	✓	Not Offered	Not Offered

(1) Profit Sharing Plan

The Bank has a profit sharing plan (the “Profit Sharing Plan”) in which all employees of the Bank with one complete year of service as of November 30 may participate for that fiscal year. Employees with less than one year of service are eligible for 1/12 of their normal share for each month of service. The Profit Sharing Plan formula has the following components:

Base Salary	X	Individual Performance	X	Business Performance	=	Profit Sharing Award

Individual performance bonuses are based on individual performance appraisals up to a maximum of 13% of annual compensation expense for all employees. The maximum bonus for a member of middle management is 15% of his or her annual compensation; the maximum for a member of senior management is 17% of his or her annual compensation, and the maximum for the president is 20% of annual compensation. Business performance is based on the Company’s performance evaluated against forecasted results. These two factors are evaluated by the Compensation Committee in determining the amount, if any, of the bonuses to be paid under the profit sharing plan.

(2) Life Insurance

The Bank provides paid life insurance up to three times annual salary, not to exceed $400,000 for all full time employees.

The Bank also maintains a Bank Owned Life Insurance program (BOLI) for certain officers. Insured officers were selected based on service years and grade level rage. The last additions to the BOLI plan were in 2003. The plan allows the insured’s beneficiary to retain a three times base salary interest in the insurance proceeds as long as the insured is currently employed at the Bank at death or if the insured has retired from the Bank. The Bank has the option of discontinuing premiums or paying to retain coverage on insured employees who leave the Bank’s employment, other than by retirement. In this case, the Bank would become the full beneficiary to the insurance proceeds.

(3) Tax-Deferred Savings Plan

The Company maintains a qualified 401(k) plan for all employees, which permits tax-deferred employee contributions up to 75% of salary and provides for matching contributions by the Company. In 2006, the Company matched 100% of employee contributions up to 4% of the employee’s salary and 25% of the next 2% of the employee’s salary. The Company contributed approximately $145,000 in 2006, $161,000 in 2005 and $133,000 in 2004. During 2006 the Bank contributed $ 10,134, $6,417 and $4,646 for Messrs. Walter, Zanetti and Burnett respectively, which are included in the Executive Compensation Table.

(4) Pension Plan

The Bank has a defined benefit pension plan (based on the New York State Bankers Retirement Plan Prototype) (the “Pension Plan”) covering substantially all of its employees. The benefits are based on years of service and the employee’s average compensation during the five consecutive years in the last 10 years of employment affording the highest such average. All W-2 compensation paid by the Bank to its employees up to $220,000 per year is covered by the Pension Plan, but this limitation of $220,000 may be higher due to increases in the Consumer Price Index. Participants in the Pension Plan may choose one of the following benefit options: automatic joint and survivor annuity, life annuity with 120 stipulated payments, or full cash refund annuity. The Bank’s funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future.

(5) Postretirement Benefits

The Bank sponsors a postretirement medical, dental and life insurance benefit plan for retirees in the pension plan. Effective in 2005, employees attaining age 55 or later, and whose age plus service is greater than or equal to 85 are eligible for medical benefits. The retirees pay a percentage of the medical benefit costs. Retirees pay 25% of the special Medicare Supplement premium if single coverage is selected and 40% of the special Medicare Supplement premium for the two person or family plan.

(6) Supplemental Executive Retirement Program (SERP)

On March 11, 2003, the Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan (the “SERP”), effective March 11, 2003 to permit designated executives of the Bank to receive supplemental retirement benefits from the Bank which amounts would be due under the benefit and contribution formulas in the Bank’s defined benefit retirement plan and its defined contribution plan but which cannot be paid under those plans due to reductions and other limitations imposed on such plans pursuant to the Internal Revenue Code of 1986. The SERP is an unfunded, non-qualified deferred compensation plan and benefits thereunder will be paid from the general assets of the Bank. The participants in the SERP, as of March 11, 2003 are Charles Burnett, Raymond Walter and Wayne Zanetti. There have been no further participants added since the plan’s adoption.

Other Perquisites. The following benefits are available only to the person mentioned:

Officer / Employee	Perquisite
Ray Walter, President	Car Allowance for business use

Certain officers and employees receive reimbursement, in accordance with the Internal Revenue Code, for various costs incurred in connection with utilization of their personal vehicle in connection with business travel that is in addition to typical business expenses.

Executive Compensation

The following table sets forth a summary of all compensation paid during the last three fiscal years to the Company’s President and Chief Executive Officer and all executive officers who received annual salary and bonus compensation in excess of $100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Profit Sharing ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compens-ation ($)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Raymond Walter, President and	2006	$246,292	$50,825	–	–	–	$92,027	$48,267	$437,411
Chief Executive Officer	2005	$233,844	$47,944	–	–	–	N/A	$47,720	$329,508
	2004	$221,255	$45,230	–	–	–	N/A	$48,164	$314,649
Wayne V. Zanetti,	2006	$125,274	$21,676	–	–	–	$35,969	$30,865	$213,784
ExecutiveVice President	2005	$114,839	$19,704	–	–	–	N/A	$19,266	$153,809
	2004	$104,311	$17,910	–	–	–	N/A	$18,431	$140,652
Charles E. Burnett,	2006	$110,770	$19,802	–	–	–	$46,240	$25,789	$202,601
Treasurer and Chief Financial	2005	$105,266	$18,679	–	–	–	N/A	$25,329	$149,274
Officer	2004	$100,956	$17,786	–	–	–	N/A	$22,180	$140,922

(h) Messrs. Walter, Zanetti and Burnett, are currently eligible for early retirement under the Pension Plan. The early retirement benefit is payable on the first day of the month coincident with or next following the attainment of age 55. For the early retirement benefit, the accrued benefit is reduced for each month that the early retirement date precedes the normal retirement date. The early retirement benefit is unreduced at age 62 if an active participant has completed at least 10 years of vesting service.

The assumed retirement date for Messrs. Walter, Zanetti, and Burnett is age 62, since they will each be age 62 with at least 10 years of vesting service.

(i) Remuneration includes committee fees, increase in cash surrender value of bank owned life insurance, car allowance and the Banks portion of 401(k) contributions.

Employee Benefit Plans

The following table sets forth the estimated annual benefits payable upon retirement to persons who have earned the specified average annual compensation and who have completed the specified years of creditable service:

Annual	Years of Creditable Service
Average
Compensation	15	20	25	30	35	40

$ 25,000	$4,725	$6,300	$7,875	$9,450	$11,025	$11,025

$ 50,000	9,450	12,600	15,750	18,900	22,050	22,050

$ 75,000	15,920	21,227	26,534	31,841	37,148	37,148

$100,000	22,483	29,977	37,472	44,966	52,460	52,460

$125,000	29,045	38,727	48,409	58,091	67,773	67,773

$150,000	35,608	47,477	59,347	71,216	83,085	83,085

$200,000	48,733	64,977	81,222	97,466	113,710	113,710

$205,000	50,045	66,727	83,409	100,091	116,773	116,773

$210,000	51,358	68,477	85,597	102,716	119,835	119,835

$215,000	52,670	70,227	87,784	105,341	122,898	122,898

$220,000	53,983	71,977	89,972	107,966	125,960	125,960

The single plan maximum benefit limit under Internal Revenue Code Section 415 as of December 31, 2006 is $175,000. The maximum annual compensation allowed under a qualified plan is $220,000 for 2006. The benefits above were computed assuming that (i) the normal form of payment to a single participant is used and (ii) the employee turns 65 in December 2006.

The estimated creditable years of service at normal retirement for Messrs. Walter, Zanetti, and Burnett (the executive officers in the proceeding Executive Compensation Table, who participate in the Pension Plan) is 36, 14 and 17 years respectively.

Report of the Audit Committee

The Audit Committee of the Board of Directors of Jeffersonville Bancorp ("Company") is responsible for providing independent, objective oversight of the Company's accounting functions, internal controls and financial reporting process. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ's listing standards. The Audit Committee operates under a written charter approved by the Board of Directors a copy of which is attached hereto as Appendix B. Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit Committee is required.

Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountant, Beard Miller Company LLP, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. Beard Miller Company LLP is also responsible for performing an independent audit of management's assessment of internal control over financial reporting and to issue a report thereon and management's assessment of internal controls over the December 31, 2006 financial statements. The Audit Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, the Company's Audit Committee met with management and the independent accountants to review and discuss the Company's December 31, 2006 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Examining Committees).

Based upon the Audit Committee's discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Earle A. Wilde (Chairman)
James F. Roche
John W. Galligan

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 23, 2007 with respect to the amount of the Company’s Common Stock beneficially owned by each director of the Company, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of the Company as a group.

	Share of Common	Percent of Common
Name and Position	Stock Owned (1)	Stock Outstanding

Arthur E. Keesler, Chairman and Director	64,000 (2)	1.49

Raymond Walter, President and Director	23,322(5)	0.54

John K. Gempler, Secretary and Director	71,000 (3)	1.66

John W. Galligan, Director	30,075	0.70

Douglas A. Heinle, Director (and Director Nominee)	48,883.155 (6)	1.14

James F. Roche, Director (and Director Nominee)	102,448.340	2.39

Edward T. Sykes, Director	36,451	0.85

Earle A. Wilde, Director	64,985.329 (4)	1.52

Kenneth C. Klein, Director (and Director Nominee)	2,871.691	0.07

Charles E. Burnett, CFO/Treasurer	446.802 (7)	0.01

Wayne V. Zanetti, Vice President	11,000	0.26

All Directors and Executive Officers as a group (12 persons)	455,483.317	10.63

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 23, 2007. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2) Included in this number are 19,800 shares owned jointly by Mr. Keesler and his wife Jane Keesler and 14,500 shares owned by Jane Keesler.

(3) Included in this number are 3,897 shares owned jointly by Mr. Gempler and his wife Lorraine Gempler.

(4) Included in this number are 13,960 shares owned by Mr. Wilde’s wife Elizabeth J. Wilde.

(5) Included in this number are 3,786 shares owned jointly by Mr. Walter and his wife Nancy Walter.

(6) Included in this number are 152.155 shares owned by Mr. Heinle’s wife Penny Heinle.

(7) Included in this number are 446.802 shares owned jointly by Mr. Burnett and his wife Susan Burnett.

PRINCIPAL HOLDERS OF VOTING SECURITIES

At March 23, 2007, management believed there were no beneficial owners who own 5% or more of the outstanding Common Stock of the Company.

RATIFICATION OF APPOINTMENT OF AUDITORS
(Proposal 2)

The Board of Directors has appointed the firm of Beard Miller Company LLP to continue as independent auditor of the Company for the fiscal year ending December 31, 2007, subject to ratification of such appointment by the stockholders. Beard Miller Company LLP was appointed as the independent auditors of the Company in 2006. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Beard Miller Company LLP, independent certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 2007. Representatives of Beard Miller Company LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required to approve and adopt this amendment.

The Board of Directors recommends that stockholders vote “For” the ratification of Beard Miller Company LLP as independent auditors for the year ending December 31, 2007.

 Audit Fees and Other Information

The following table presents fees for professional audit services rendered by independent accountants for the audit of the Company's annual consolidated financial statements and Management's assessment of internal control over financial reporting, and for other services for the fiscal year ended December 31, 2006.

Audit Services:

Audit fees (1)	$186,824
Quarterly review fees (2)	15,000
201,824
All other fees (3)	27,270
229,094
Tax fees (4)	25,500
Total fees	$254,594

(1) Includes professional services rendered by Beard Miller Company LLP for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-K, or services normally provided in connection with statutory and regulatory filings (i.e. attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out of pocket expenses.

(2) Includes professional services rendered by KPMG LLP for the review of financial statements included in the March 31, 2006 Form 10-Q.

(3) Includes professional services rendered by Nugent and Haeussler, PC for a limited scope audit of the Company's pension and 401(k) plans financial statements, and FAS 109 disclosure requirements.

(4) Includes professional services rendered by Nugent and Haeussler, PC for tax services including preparation of tax returns and estimated payments, including consolidated and subsidiary returns.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2005, and fees billed for other services provided by KPMG LLP during 2005.

Audit Services:

Management’s assessment of internal
control over financial reporting	$280,000
Audit of consolidated financial statements	96,000
Quarterly reviews	24,000
400,500
Audit-related services (1)	20,000
420,500
Tax fees (2)	57,525
Total fees	$478,025

(1) Audit related fees consisted of fees for a limited scope audit of the Company’s pension plan financial statements.

(2) Tax services include preparation of tax returns and estimated payments, including consolidated and subsidiary returns and consultation regarding IRS examination

Effective June 14, 2006, (the “Notice Date”) the Audit Committee of the Board of Directors of( the Company dismissed KPMG LLP as the Company’s independent registered public accounting firm. The decision to dismiss KPMG was recommended and approved by the Audit Committee of the Company.

Effective as of the Notice Date, Beard Miller Company LLP was selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The decision to engage Beard Miller Company LLP was recommended and approved by the Audit Committee of the Company.

KPMG LLP performed audits of the Company’s consolidated financial statements for the years ended December 31, 2005 and 2004 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005. The audit reports of KPMG LLP on the consolidated financial statements of Jeffersonville Bancorp as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the fiscal years ended December 31, 2005 and 2004, and from December 31, 2005 through the Notice Date of KPMG LLP’s termination, there have been no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused KPMG LLP to make reference to the subject matter of such disagreements in connection with their report. None of the “reportable events” described in Item 304 (a) (1) (v) of Regulations S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, have occurred during the years ended December 31, 2005 and 2004, or through the Notice Date of KPMG LLP’s termination.

The Company requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether or not KPMG LLP agreed with the statements made by the Company set forth above, and if not, stating the respects in which KPMG LLP did not agree. The Company provided KPMG LLP with a copy of the foregoing disclosures. KPMG LLP has furnished a letter addressed to the SEC dated June 16, 2006, a copy of which is attached hereto as Exhibit 16 to the Company’s filing of Form 8-K dated June 14, 2006.

During the years ended December 31, 2005 and 2004 and from December 31, 2005 through engagement of Beard Miller Company LLP as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf has consulted Beard Miller Company LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with KPMG LLP on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report, or a “reportable event” as described in Item 304 (a) (1) (v) of the Regulation S-K promulgated by the SEC.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit Committee is required.

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below sets forth the cumulative total shareholder return on the Company’s Common Stock for the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. The Company’s cumulative shareholder return over a five-year period is based on an investment of $100 on December 31, 2001 and the reinvestment of all dividends since that date to December 31, 2006 and is compared to the cumulative total return of the NASDAQ - Total US index and SNL $250M - $500M Bank Index prepared by SNL Securities LC. The data used was obtained from published sources and is believed to be accurate.

Comparison of Five-Year Cumulative Return
Fiscal Year Ended December 31, 2006
Jeffersonville Bancorp

		Period Ending
Index	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06
Jeffersonville Bancorp	100.00	206.22	242.95	257.62	325.99	264.02
NASDAQ Composite	100.00	68.76	103.67	113.16	115.57	127.58
SNL $250M-$500M Bank Index	100.00	128.95	186.31	211.46	224.51	234.58

Source : SNL Financial LC, Charlottesville, VA
© 2007

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR INCLUSION IN PROXY STATEMENT

Any proposal which a shareholder wishes to have included in the Company’s proxy statement and form of proxy relating to the Company’s 2008 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company’s Secretary at P.O. Box 398, Jeffersonville, New York 12748 by November 24, 2007. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at the Company’s 2008 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of the Company by not less than 120 calendar days in advance of the date of the corporation’s proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders (November 24, 2007).. A stockholder’s notice must be addressed to the Secretary of the Company. A stockholder’s notice to the Secretary shall set forth, as to each matter of business the stockholder proposes to bring before the meeting, (i) a brief description of the matter desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address as they appear on the Company’s books, of the stockholder proposing such proposal; (iii) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial interest of the stockholder in such proposal.

The Company’s Bylaws also permit shareholders eligible to vote at the annual meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 120 calendar days in advance of the date of the corporation’s proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders (November 24, 2007). Section 2.12 of the Company’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company’s stock that are beneficially owned by such person, and (iv) any other information relating to such person that would be required to be disclosed pursuant to Regulations 13D and 13G under the Securities Exchange Act of 1934; and (b) as to the shareholder giving notice (i) the name and address of such shareholder and any other shareholders known by such shareholder to be supporting such nominee(s) and (ii) the number of shares of the Company which are beneficially owned by such shareholder and beneficially owned by any other shareholders known by such shareholder to be supporting such nominee(s) on the date of such shareholder notice.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

BY THE ORDER OF THE BOARD OF DIRECTORS
Arthur E. Keesler Chairman

Jeffersonville, New York
March 23, 2007

Appendix A

The First National Bank of Jeffersonville
Nominating and Corporate Governance Committee Charter

Purpose

The Nominating and Corporate Governance Committee is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members and by recommending to the Board the director nominees for the next annual meeting of stockholders; (2) to develop and recommend to the Board a set of corporate governance principles applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; and (4) to recommend to the Board director nominees for each Board committee.

Committee Membership

The Nominating and Corporate Governance Committee shall consist of no fewer than three members of the Board as determined by the Board of Directors, all of whom shall meet the independence requirements of the NASDAQ Stock Market Inc. and any other standards of independence as may be prescribed for purposes of any federal securities laws regulating the Company’s duties and responsibilities and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

The members of the Nominating and Corporate Governance Committee shall be appointed by the Board on recommendation of the Nominating and Corporate Governance Committee. Nominating and Corporate Governance Committee members may be removed and replaced by the Board.

Committee Powers, Authority, Duties, Responsibilities

1. The Nominating and Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms. The Nominating and Corporate Governance Committee shall also have the authority to obtain advice and assistance from internal or outside legal, accounting, or other advisors.

2. The Nominating and Corporate Governance Committee shall establish criteria for the selection of new directors, evaluate the qualifications and independence of potential candidates for director, including any nominees submitted by stockholders under and in accordance with the provisions of the Company’s Bylaws, and recommend to the Board the number of directors to be elected and a slate of nominees for election at the next annual meeting or any special meeting of stockholders and any person considered to fill a Board vacancy or a newly created directorship resulting from any increase in the authorized number of directors.

3. The Nominating and Corporate Governance Committee shall identify potential candidates for nomination as directors on an on-going basis, in such manner as the Committee deems appropriate.

4. The Nominating and Corporate Governance Committee shall oversee the orientation of newly elected directors.

5. The Nominating and Corporate Governance Committee shall annually recommend to the Board director nominees for each Board committee, taking into account the listing standards of the NASDAQ Stock Market Inc. and applicable laws, rules, regulations, including, with respect to the Compensation Committee, whether Compensation Committee members meet the definitions of (a) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended and (b) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 as amended. The Nominating and Corporate Governance Committee shall also advise the Board on removal of any Board committee members.

6. The Nominating and Corporate Governance Committee shall receive comments from all directors and report annually to the Board on an assessment of the Board’s performance, to be discussed with the Board following the end of the fiscal year. The Nominating and Corporate Governance Committee shall also establish and oversee an annual evaluation performance of management and oversee the annual self-assessment of the Board.

7. The Nominating and Corporate Governance Committee shall review and reassess the adequacy of the corporate governance principles of the Company annually and recommend any proposed changes to the Board for approval, including any changes in director fees and qualifications.

8. The Nominating and Corporate Governance Committee shall review and assess the Company’s compliance with the corporate governance guidelines and requirements established by the NASDAQ Stock Market Inc. and the requirements established under the Sarbanes-Oxley Act and by applicable laws and regulations.

9. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees if determined to be necessary and advisable.

10. The Nominating and Corporate Governance Committee shall make reports to the Board at its next regularly scheduled meeting following the meeting of the Nominating and Corporate Governance Committee accompanied by any recommendation to the Board.

11. The Nominating and Corporate Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes for the Board for the approval.

12. The Nominating and Corporate Governance Committee shall annually review its own performance and present to the Board an annual performance evaluation of the Committee.

13. The Nominating and Corporate Governance Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

Adopted by the Board of Directors on February 24, 2004.

Appendix B

AUDIT COMMITTEE CHARTER

Statement of Purpose

The Audit Committee for Jeffersonville Bancorp (the “Corporation”), which is composed solely of directors who are independent of management, serves as the Audit Committee of the Corporation, and its subsidiaries, including The First National Bank of Jeffersonville (the “Bank”).

The Audit Committee is appointed by the Board of Directors and the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to Corporation and its shareholders. The Audit Committee’s primary duties and responsibilities are to:

• Monitor the integrity of the Corporation’s financial reporting process, systems of internal control, accounting procedures and legal compliance.

• Monitor the independence and performance the Corporation’s independent auditors and internal auditing department.

• Provide an open avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

• Assume the sole authority for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each registered public accounting firm employed by the Corporation shall report directly to the Audit Committee.

Composition

The Audit Committee shall be composed of no fewer than three members of the Board of Directors, each of whom shall meet the independence, experience and expertise requirements of the NASDAQ Stock Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated there under, Section 36 of the Federal Deposit Insurance Act, Part 363 of the regulations of the Federal Deposit Insurance Corporation and any applicable rules and regulations that establish criteria for an independent audit committee.

At least one member of the Audit Committee shall be an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC thereunder. In the event the Audit Committee does not have an “audit committee financial expert,” the Audit Committee shall disclose this fact in the Corporation’s annual proxy statement.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related financial management and banking expertise as required by Part 363 of the rules and regulations of the FDIC and Appendix A thereto.

The members of the Audit Committee, and its Chair, shall be elected by the Board of Directors of the Corporation at a regular meeting of the Board of Directors. Audit Committee members may be removed and replaced by the Board of Directors, and shall serve until their successors are duly elected and qualified.

Meetings

The Audit Committee shall hold regular meetings, as necessary, but will meet at least four times annually. Special meetings may be called by the Chair of the Audit Committee or at the request of the independent auditor or the Corporation’s internal auditor. In order to foster open communication, the Audit Committee should meet at least annually with the Corporation’s internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

In carrying out these responsibilities, the Audit Committee will:

General Committee Authority and Responsibility

1. Review and assess the adequacy of this Charter at least annually, and recommend any proposed changes to the Board of Directors for approval.

2. Review and discuss the organization’s annual audited financial statements with management and the independent auditors the Corporation’s disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Annual Report on Form 10-K. Recommend to the Board of Directors whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

3. Review with management and the independent auditors the quarterly reports on Form 10-Q.

4. Meet at least annually with the chief financial officer and the members of management, the internal auditor and the independent auditors, in separate executive sessions.

5. Review with management the Corporation’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP financial information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6. Approve in advance all audit engagement fees and terms and any permissible non-audit engagements with the independent auditors. The Audit Committee may, in its discretion, establish a pre-approval policy for permissible non-audit services. Any such pre-approval policy and procedures shall be published on the Corporation’s website.

7. Approve major changes to the Corporation’s auditing practices and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

8. Meet periodically with management, internal audit staff and the independent auditors to review the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

9. Approve a report for inclusion in the Corporation’s proxy statement for its annual meeting of shareholders that describes the Audit Committee’s composition and responsibilities, the independence of the members of the Audit Committee and other matters required to be addressed by applicable regulations.

10. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

11. Engage and obtain the advice and assistance from outside legal, accounting and other advisers, as necessary. The Corporation shall provide appropriate funding therefore as requested by the Audit Committee. The Audit Committee may ask members of management or others to attend a meeting and provide pertinent information as necessary.

12. Prepare and maintain minutes of each Audit Committee meeting and approve such minutes at the next appropriate Committee meeting and make reports to the Board of Directors at the next regularly scheduled meeting following a meeting of the Audit Committee with such recommendations as the Audit Committee may deem appropriate.

13. Form and delegate authority to subcommittees, as necessary or advisable.

14. Review annually the performance of the Audit Committee itself.

Oversight of Corporation’s Relationship with Independent Auditors

1. Sole authority to appoint the independent auditors to be retained by the Corporation, approve the compensation of the independent auditors, and be directly responsible, and have the sole authority, for the evaluation of the performance of the independent auditor, and if so determined by the Audit Committee, have the exclusive authority to discharge or replace the independent auditors.

2. Review the experience and qualifications of the senior members of the independent auditors team.

3. Obtain and review a report from the independent auditor at least annually describing (a) the auditor’s internal quality-control procedures, and (b) any material issues raised by the most recent quality control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues.

4. On an annual basis in order to determine the accountant’s independence, the Committee should review and discuss with the accountants their independence, all significant relationships the accountants have with the Corporation and receive a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Corporation required by Independence Standards Board Standard No. 1, as may be modified or supplemented. Discuss with the independent accountant any disclosed relationships or services that may impact the objectivity and independence of the accountant.

5. Meet with the independent auditors and the internal auditor of the Corporation to review the scope of the proposed audit for the current year. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation’s response to any such problems or difficulties and to any management letter as required by Statement of Auditing Standards No. 61 relating to the conduct of the audit. At the conclusion of the annual examination, review:

a. The Corporation’s annual financial statements and related footnotes.

b. The independent accountant’s report on the financial statements resulting from their audit and their report thereon.

c. Any significant changes required in the independent accountant’s annual plan.

d. Any serious difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information or disputes with management encountered during the course of the audit.

e. Any changes required in the planned scope of internal audit.

6. Assure regular rotation of the lead audit partner in accordance with applicable law and consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the audit firm itself.

7. Establish clear hiring policies relating to the retention by the Corporation of employees or former employees of the independent auditor.

8. Review the adequacy of the Corporation’s and each subsidiaries’ systems of internal controls by obtaining from the independent auditors and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures of the Corporation and the Bank and its subsidiaries and reviewing the correction of controls deemed to be deficient.

System of Internal Control:

1. Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the Corporation’s Audit Policy, and the proposed audit plan for the coming year.

2. Review the appointment and replacement of the senior internal auditing executive.

3. Consider and review with the internal auditor:

a. Significant findings and reports to management prepared by the internal auditor and management’s response thereto.

b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c. Any changes required in the planned scope of their audit plan.

d. The Audit Department budget including staff compensation, training and staffing.

e. Regulatory examination findings.

f. The internal audit department responsibilities, budget and staffing, the independent auditors assessment of the adequacy of the Corporation’s internal control structure and procedures of the Corporation for financial reporting.

Financial Reporting:

1. Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

2. Consider and recommend to the Board of Directors, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, the internal auditor, or management.

3. Review with the independent accountants, the internal auditor, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Board of Directors, have been implemented.

Compliance Oversight Responsibilities:

1. Review periodically with management the Corporation’s Code of Business Conduct and Ethics and corporate compliance with that Code and advise the Board of Directors with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics.

2. Review, with management or with the Corporation’s legal counsel, any legal, regulatory or compliance matter reported to the Committee and any legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies

3. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

4. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation or any subsidiary of concerns regarding questionable accounting or auditing matters.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant.

Revised by the Board of Directors as of November 14, 2006.